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                                                                    Exhibit 10.2

                          LOAN MODIFICATION AGREEMENT

          This Loan Modification Agreement ("Agreement") is made as of March 30, 2001 by Trex Company, LLC, a Delaware Limited Liability Company ("Borrower), and Bank of America, N.A. ("Bank").

                               Factual Background
                               ------------------

          A. Under a Standing Loan Agreement dated as of September 28, 1999 between Bank and Borrower (the "Loan Agreement"), Bank made a loan to Borrower in the amount of Six Million Seven Hundred Twenty-Eight Thousand Dollars
($6,728,000) (the "Loan").   Capitalized terms used herein without definition
have the meanings given to them in the Loan Agreement.

          B. The Loan is secured by a Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated September 28, 1999, executed by Borrower as trustor for the benefit of Bank as beneficiary (the "Deed of Trust"). The Deed of Trust encumbers certain real property located in Lyon County, Nevada, as more particularly described therein (the "Property").

          C. Trex Company, Inc., a Delaware corporation ("Guarantor") has guarantied Borrower's obligations to Bank, in accordance with a Payment Guaranty (the "Guaranty") dated as of September 28, 1999.

          D. The Loan is evidenced in part by a Promissory Note Secured by Deed of Trust dated September 28, 1999 in the amount of Six Million Seven Hundred Twenty-Eight Thousand Dollars ($6,728,000) (the "Note").

          E. As used here, the terms "Loan Documents" means the Loan Agreement, the Deed of Trust, this Agreement, the Note and any other documents executed in connection with the Loan, including which evidence, guaranty, secure or modify the Loan, as any or all of them may have been amended to date. This Agreement is a Loan Document.

          G.  Borrower and Bank now wish the Loan as set forth below.

                                   Agreement
                                   ---------

          Therefore, Borrower and Bank agree as follows:

          1.  Recitals. The recitals set forth above in the Factual Background
              --------
are true, accurate and correct.
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          2.  Reaffirmation of Loan.  Borrower reaffirms all of its obligations
              ---------------------
under the Loan Documents, and Borrower acknowledges that it has no claims, offset or defenses with respect to the payment of sums due under any Loan Document.

          3.  Modification of Loan Documents.  The Loan Documents are hereby
              ------------------------------
amended as follows:

              (a) The first sentence of Section 2.11 of the Loan Agreement (the section entitled Consolidated Debt to Consolidated Capitalization)
                               -------------------------------------------------
              is deleted and replaced with the following:

              "The Borrower and any of its subsidiaries (but excluding its parent), on a consolidated basis as reported in its public filings, shall not at any time during any four (4) fiscal quarters, permit its ratio of Total Consolidated Debt to Total Consolidated Capitalization to exceed 0.60 to 1.0."

              (b) Except as hereby amended, the Loan Documents shall remain in full force and effect.

          4.  Conditions Precedent  Before this Agreement becomes effective and
              --------------------
any party becomes obligated under it, all of the following conditions shall have been satisfied at Borrower's sole cost and expense in a manner acceptable to Bank in the exercise of Bank's sole judgment:

              (a) Bank shall have received fully executed and, where appropriate, acknowledged originals of this Agreement, the attached consent signed by the guarantors, and any other documents which Bank may require or request in accordance with this Agreement or the other Loan Documents.

              (b) Bank shall have received reimbursement, in immediately available funds of all costs and expenses incurred by Bank in connection with this Agreement, including charges for the title insurance, recording, filing and escrow charges, fees for appraisal services, and legal fees and expenses of Bank's counsel. Such costs and expenses may include the actual costs or services for Bank's in-house staffs, such as legal and appraisal services.

          5.  Borrower's Representation and Warranties. Borrower represents and
              ----------------------------------------
warrants to Bank as follows:

              (a) Loan Document. All representations and warranties made and
                  -------------
              given by Borrower in the Loan Documents are true, accurate and correct.

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             (b) No Default. No Default has occurred and is continuing under the
                 ----------
             Loan or any of the Loan Documents, and no event has occurred and is continuing which, with notice or the passage of time or both, would be a Default.

             (c) Property.  Borrower continues to lawfully possess and hold fee
                 --------
             simple title to all of the Property which is real property, and the Deed of Trust is a first and prior lien on that property. Borrower owns all of the Property which is personal property free and clear of any reservations of title and conditional sales contracts, and also of any security interests other than the Deed of Trust, which is a first and prior lien on such property. There is no financing statement affecting any Property on file in any public office except for financing statements in favor of Bank.

             (d) Borrowing Entity.  Borrower is a limited liability company
                 ----------------
             which is duly organized and validly existing under the laws of the State of Delaware. There have been no changes in the organization, composition, ownership structure or formation documents of Borrower since the inception of the Loan.

          6.  Incorporation.  Agreement shall form a part of each Loan Document,
              -------------
and all references to a given Loan Document shall mean that document as hereby modified

          7.  No Prejudice; Reservation of Rights.  This Agreement shall not
              -----------------------------------
prejudice any rights or remedies of Bank under the Loan Documents. Bank reserves, without limitation, all rights which it has against any indemnitor, guarantor, or endorser of the Loan.

          8.  No Impairment.  Except as specifically hereby amended, the Loan
              -------------
Documents shall each remain unaffected by this Agreement and all such documents shall remain in final force and effect. Nothing in this Agreement shall impair the lien of the Deed of Trust, which as hereby amended shall remain one deed of trust with one power of sale creating a first lien encumbering the Property.

          9.  Purpose and Effect of Bank's Approval. Bank's approval of any
              -------------------------------------
matter in connection with the Loan shall be for the sole purpose of protecting Bank's security and rights. No such approval shall result in a waiver of any default of Borrower. In no event shall Bank's approval be a representation of any kind with regard to the matter being approved.

          10.  Disclosure to Title Company.  Without notice to or the consent of
               ---------------------------
Borrower, Bank may disclose to any title insurance company which insures any

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interest of Bank under the Deed of Trust (whether as primary insurer coinsurer or reinsurer) any information, data or material in Bank's possession relating to Borrower, the Loan or the Property.

          11.  Integration.  The Loan Documents, including this Agreement and
               -----------
the other documents required to be delivered to Bank in connection with this
Agreement: (a) constitute integrated Loan Documents; (b) supersede all oral negotiations and prior and other writings with respect to their subject matter and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties. If there is any conflict between the terms conditions and provisions of this Agreement and those of any other agreement or instrument including any of the other Loan Documents, the terms, conditions, and provisions of this Agreement shall prevail.

          12.  Miscellaneous.  This Agreement and any attached consents or
               -------------
exhibits requiring signatures may be executed in counterparts, and all counterparts shall constitute but one and the same document. If any court of competent jurisdiction determines any provision of this Agreement or any of the other Loan Documents to be invalid, illegal or unenforceable that portion shall be deemed severed from the rest which shall remain in full force and effect as though the invalid illegal or nonenforceable portion had never been a part of the Loan Documents. This Agreement shall be governed by the laws of the State of Nevada without regard to the choice of law rules of that State. As used here, the word "include(s)" means "Include(s) without limitation", and the word "including" means "including; but not limited to."


Trex Company, LLC,                              BANK OF AMERICA, N.A.
a Delaware Limited Liability Company


  By: /s/ Robert G. Matheny, President      By: /s/ Mark McVeigh
      --------------------------------          --------------------------------
      Print Name and Title                      Mark McVeigh, Vice President

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GUARANTOR'S CONSENT

The undersigned Guarantor hereby consent to the terms, conditions and provisions of the foregoing Loan Modification Agreement and the transactions contemplated by it. Guarantor hereby reaffirms the full force and effectiveness of its Payment Guaranty dated September 28, 1999.



TREX COMPANY, INC.,
a Delaware corporation


By:     /s/ Robert G. Matheny
     --------------------------
        President
     --------------------------
     Print Name and Title

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